Exhibit 10.28

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made as of this          day of             , 20__, by and between each of SunGard Capital Corporation, a Delaware corporation (“Capital Corp.”), SunGard Capital Corporation II, a Delaware corporation (“Capital Corp. II”), SunGard Holding Corporation, a Delaware corporation (“Holdings”), SunGard HoldCo, LLC, a Delaware limited liability company (“LLC”) and SunGard Data Systems, Inc., (“SunGard,” and together with Capital Corp., Capital Corp. II, Holdings and LLC, each a “Corporation”), and                                                                                                        (“Indemnitee”).

WHEREAS, each Corporation and Indemnitee recognize the increasing difficulty in obtaining directors’ and officers’ liability insurance, the significant increases in the cost of such insurance and the general reduction in the coverage of such insurance; and

WHEREAS, each Corporation and Indemnitee further recognize the substantial increase in corporate litigation, in general, subjecting officers and directors to expensive litigation risks at the same time as liability insurance has been severely limited; and

WHEREAS, Indemnitee does not regard the current protection available as adequate given the present circumstances, and Indemnitee and other officers and directors of the Corporations may not be willing to serve as officers and directors without adequate protection; and

WHEREAS, the Corporations desire to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as officers and directors of the Corporations and to indemnify their respective officers and directors so as to provide them with the maximum protection permitted by law.

NOW, THEREFORE, each Corporation and Indemnitee hereby agree as follows:

1. Indemnification.

(a) Third Party Proceedings. Each Corporation shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of any Corporation) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of any Corporation, or any subsidiary of any Corporation, by reason of any action or inaction on the part of Indemnitee while an officer or director or by reason of the fact that Indemnitee is or was serving at the request of any Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (if such settlement is approved pursuant to Section 2(f) hereof) actually and reasonably incurred by Indemnitee in connection with such action, suit or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporations, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporations, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful. For the avoidance of doubt, the foregoing indemnification obligation includes, without limitation, claims for

INDEMNIFICATION AGREEMENT	(NAME)

monetary damages against Indemnitee in respect of an alleged breach of fiduciary duties, to the fullest extent permitted under Section 102(b)(7) of the DGCL as in existence on the date hereof.

(b) Proceedings By or in the Right of the Corporations. Each Corporation shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of any Corporation or any subsidiary of any Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of any of the Corporations, or any subsidiary of any of the Corporations, by reason of any action or inaction on the part of Indemnitee while an officer or director or by reason of the fact that Indemnitee is or was serving at the request of any of the Corporations as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) and amounts paid in settlement (if such settlement is approved pursuant to Section 2(f) hereof) actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or suit if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporations and, with respect to any criminal action or proceedings, had no reasonable cause to believe Indemnitee’s conduct was unlawful, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to any of the Corporations unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

(c) Mandatory Indemnification. To the extent that Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 (a) and 1 (b) or the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by Indemnitee in connection therewith. For purposes of this Section 1 (c), the term “successful on the merits or otherwise” shall include, but not be limited to, (i) any termination, withdrawal, or dismissal (with or without prejudice) of any claim, action, suit or proceeding against Indemnitee without any express finding of liability or guilt against him, or (ii) the expiration of a reasonable period of time after the making of any claim or threat of an action, suit or proceeding without the institution of the same and without any promise or payment made to induce a settlement.

(d) Notwithstanding any other provision of this Agreement to the contrary, to the extent that Indemnitee is, by reason of Indemnitee’s corporate status with respect to any of the Corporations or any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee is or was serving or has agreed to serve at the request of any of the Corporations, a witness or otherwise participates in any action, suit or proceeding at a time when Indemnitee is not a party in the action, suit or proceeding, the Corporations shall indemnify Indemnitee against all expenses (including attorneys’ fees) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

2. Expenses and Indemnification Procedure.

(a) Advancement of Expenses. The Corporations shall advance all expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action, suit or proceeding referenced in Section 1 (a) or (b) hereof. For purposes of any advancement hereunder, the

INDEMNIFICATION AGREEMENT	(NAME)

Indemnitee shall be deemed to have acted (i) in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporations, and (ii) with respect to any criminal action or procedure, to have had no reasonable cause to believe his conduct was unlawful, if under either (i) or (ii), his action is based on the records or books of account of the Corporations, or the records or books of account of another corporation, partnership, joint venture, trust or another enterprise (collectively, the “other enterprises”), including financial statements, or on information supplied to him by the officers of the any of the Corporations or other enterprises in the course of their duties, or on the advice of legal counsel for the Corporations or other enterprises or on information or records given or reports made to the Corporations or other enterprises by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporations or other enterprises. Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Corporations as authorized hereby. The advances to be made hereunder shall be paid by the Corporations to Indemnitee no later than thirty (30) days following delivery of a written request therefor by Indemnitee to the Corporations.

(b) Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give the Corporations notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Corporations shall be directed to 1285 Drummers Lane, Wayne, PA 19087, Attention: General Counsel (or such other address as the Corporations may from time to time designate in writing to Indemnitee). Notice shall be deemed received on the third business day after the date postmarked if sent by domestic certified or registered mail, properly addressed; otherwise, notice shall be deemed received when such notice shall actually be received by the Corporations. In addition, Indemnitee shall give the Corporations such information and cooperation as they may reasonably require and as shall be within Indemnitee’s power. The failure to notify promptly the Corporations of the commencement of the action, suit or proceeding, or Indemnitee’s request for indemnification, will not relieve the Corporations from any liability that it may have to Indemnitee hereunder, except to the extent the Corporations are prejudiced in their defense of such action, suit or proceeding as a result of such failure.

(c) Procedure. Any indemnification and advances provided for in Section 1 hereof and this Section 2 shall be made no later than thirty (30) days after receipt of the written request of Indemnitee. If a claim under this Agreement, under any statute, or under any provision of the Corporations’ Certificate of Incorporation, Bylaws or other governing documents providing for indemnification is not paid in full by the Corporations within thirty (30) days after written request for payment thereof has first been received by the Corporations, Indemnitee may, but need not, at any time thereafter bring an action against the Corporations to recover the unpaid amount of the claim and, subject to Section 13 hereof, Indemnitee shall also be entitled to be paid for the expenses (including attorneys’ fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Corporations to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Corporations, and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 2(a) hereof unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties’ intention that if the Corporations contest Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Corporations (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal

INDEMNIFICATION AGREEMENT	(NAME)

counsel, or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Corporations (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

(d) Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 2(b) hereof, the Corporations have directors’ and officers’ liability insurance in effect, the Corporations shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Corporations shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(e) Selection of Counsel. If the Corporations shall be obligated under Section 2(a) hereof to pay the expenses of any proceeding against Indemnitee, the Corporations, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Corporations, the Corporations will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding; provided that (i) Indemnitee shall have the right to employ separate counsel in any such proceeding at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Corporations, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporations and Indemnitee in the conduct of any such defense, or (C) the Corporations shall not, in fact, have employed counsel to assume the defense of such proceeding, then the reasonable fees and expenses of Indemnitee’s counsel shall be at the expense of the Corporations.

(f) Settlements. No Corporation shall be liable to Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Corporations shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Corporations nor Indemnitee will unreasonably withhold consent to any proposed settlement.

(g) Change In Control. If, at any time subsequent to the date of this Agreement, continuing directors do not constitute a majority of the members of the Board of Directors, or there is otherwise a change in control of Capital Corp. (as contemplated by Item 403(c) of Regulation S-K under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended), then upon the request of Indemnitee, the Corporations shall cause the determination of indemnification and advances required by Section 2 hereof to be made by a third-party (mutually agreed upon by the parties). The fees and expenses incurred by the third party in making the determination of indemnification and advances shall be borne solely by the Corporations. If such third party is unwilling and/or unable to make the determination of indemnification and advances, then the Corporations shall cause the indemnification and advances to be made by a majority vote or consent of a Board committee consisting solely of continuing directors. For purposes of this Agreement, a “continuing director” means either a member of the Board at the date of this Agreement or a person nominated to serve as a member of the Board by a majority of the then-continuing directors.

INDEMNIFICATION AGREEMENT	(NAME)

3. Additional Indemnification Rights.

(a) Scope. Notwithstanding any other provision of this Agreement, each Corporation shall indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, such Corporation’s Certificate of Incorporation, the Bylaws, or other governing document or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes shall be, ipso facto, within the purview of Indemnitee’s rights and Corporation’s obligations under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes (to the extent not otherwise required by such law, statute or rule to be applied to this Agreement) shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b) Non-exclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which an Indemnitee may be entitled under the Corporations’ Certificates of Incorporation, Bylaws, any other governing document, any agreement, any vote of stockholders or disinterested directors, the Delaware General Corporation Law, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office.

4. Continuation of Indemnity. All agreements and obligations of the Corporations contained herein shall continue during the period Indemnitee is a director, officer, employee or agent of the Corporations (or is or was serving at the request of the Corporations as a director, officer, employee or agent of other enterprises) and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was a director, officer, employee or agent of the Corporations or serving in any other capacity referred to herein.

5. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporations for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by him in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not for the total amount thereof, the Corporations shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

6. Mutual Acknowledgement. Each of the Corporations and Indemnitee acknowledge that, in certain instances, federal law or public policy may override applicable state law and prohibit the Corporations from indemnifying their respective directors and officers under this Agreement or otherwise. For example, the Corporations and Indemnitee acknowledge that the Securities and Exchange Commission (the “SEC”) has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that one or more of the Corporations may undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of such Corporation’s right under public policy to indemnify Indemnitee.

7. Officer and Director Liability Insurance. The Corporations shall, from time to time, make the good faith determination whether or not it is practicable for the Corporations to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Corporations with coverage for losses from wrongful acts, or to ensure the Corporations’ performance of

INDEMNIFICATION AGREEMENT	(NAME)

their indemnification obligations under this Agreement. Among other considerations, the Corporations will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. The Corporations shall have no obligation to obtain or maintain such insurance if the Corporations determine in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or Indemnitee is covered by similar insurance maintained by a parent or subsidiary of the Corporations. In the event of any payment by the Corporations under this Agreement, the Corporations shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect to any insurance policy, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporations to bring suit to enforce such rights in accordance with the terms of such insurance policy. The Corporations shall pay or reimburse all expenses actually and reasonably incurred by Indemnitee in connection with such subrogation. The Corporations shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) if and to the extent that Indemnitee has otherwise actually received such payment under this Agreement or any insurance policy, contract, agreement or otherwise.

8. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring any of the Corporations to do or fail to do any act in violation of applicable law. The inability of any Corporation, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 8. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporations shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

9. Exceptions. Any other provision herein to the contrary notwithstanding, the Corporations shall not be obligated pursuant to the terms of this Agreement:

(a) Claims Initiated by Indemnitee. To indemnity or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145 of the Delaware General Corporation Law, but such indemnification or advancement of expenses may be provided by the Corporations in specific cases if the Board of Directors finds it to be appropriate;

(b) Lack of Good Faith. To indemnity Indemnitee for any expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous;

(c) Insured Claims. To indemnity Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the Corporations or other enterprises; or

INDEMNIFICATION AGREEMENT	(NAME)

(d) Claims Under Section 16(b). To indemnify Indemnitee for expenses or the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

(e) Non-compete and Non-disclosure. To indemnify Indemnitee in connection with proceedings or claims involving the enforcement of non-compete and/or non-disclosure agreements or the non-compete and/or non-disclosure provisions of employment, consulting or similar agreements the Indemnitee may be a party to with the Corporations, or any subsidiary of the Corporations or any other applicable foreign or domestic corporation, partnership, joint venture, trust or other enterprise, if any.

10. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to Indemnitee in whole or in part, it is agreed that, in such event, the Corporations shall, to the fullest extent permitted by law, contribute to the payment of Indemnitee’s costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, in an amount that is just and equitable in the circumstances, taking into account, among other things, contributions by other directors and officers of the Corporations or others pursuant to indemnification agreements or otherwise; provided, that, without limiting the generality of the foregoing, such contribution shall not be required where such holding by the court is due to (i) the failure of Indemnitee to meet the standard of conduct set forth in Section 1 hereof, or (ii) any limitation on indemnification set forth in Section 2(f), 7 or 9 hereof.

11. Construction of Certain Phrases.

(a) For purposes of this Agreement, references to the “Corporations” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of other enterprises, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(b) For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan: and references to “serving at the request of the Corporations” shall include any service as a director, officer, employee or agent of the Corporations which imposes duties on, or involves services by, Indemnitee with respect to an employee benefit plan, its participants, or beneficiaries; and, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Corporations” as referred to in this Agreement.

12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

INDEMNIFICATION AGREEMENT	(NAME)

13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Corporations and its successors and assigns, and Indemnitee and Indemnitee’s estate, heirs, legal representatives and assigns.

14. Attorneys’ Fees. If any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous. In the event of an action instituted by or in the name of the Corporations under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee’s material defenses to such action was made in bad faith or was frivolous.

15. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and, unless otherwise provided, shall be deemed duly given (a) if delivered by hand and receipted for by the party addressee, on the date of such receipt, or (b) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. The address for notice to the Corporations shall be as set forth in Section 2(b) hereof, and the address for notice to Indemnitee shall be as set forth on the signature page of this Agreement, or as subsequently modified by written notice.

16. Consent to Jurisdiction. The Corporations and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement. Any action instituted under this Agreement shall be brought only in the state courts of the State of Delaware.

17. Choice of Law. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed within Delaware.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SUNGARD CAPITAL CORP.

By:

SUNGARD CAPITAL CORP. II

By:

SUNGARD HOLDING CORP.

By:

SUNGARD HOLDCO, LLC

By:

SUNGARD DATA SYSTEMS INC.

By:
Cristóbal Conde

AGREED TO AND ACCEPTED:
INDEMNITEE:

(signature)

(name)

(address)